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                                  EXHIBIT 23.1

                          Independent Auditors' Consent



The Board of Directors
Amistar Corporation:


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-94696 and 33-89554), of Amistar Corporation, of our report dated January 30, 2004 relating to the balance sheet of Amistar Corporation as of December 31, 2003, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2003, which appears in the December 31, 2003 annual report on Form 10-K of Amistar Corporation.

                                                   /s/ BDO Seidman, LLP
                                                   BDO Seidman, LLP


Costa Mesa, California
March 26, 2004